UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2018

BAR HARBOR BANKSHARES
(Exact Name of Registrant as Specified in its Charter)

Maine	001-13349	01-0393663
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PO Box 400	04609-0400
82 Main Street	(Zip Code)
Bar Harbor, Maine
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:(207) 288-3314

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2018, the Compensation Committee of our Board of Directors approved the Bar Harbor Bankshares Executive Change in Control Severance Plan, which we refer to below as the Plan, and named Richard B. Maltz, Executive Vice President, Chief Operating Officer and Chief Risk Officer of Bar Harbor Bank & Trust or BHBT, and Gregory W. Dalton, Executive Vice President, Business Banking of BHBT, as participants in the Plan. The Plan replaces in its entirety the existing change in control agreements between those executives and the Company.
Like the prior change in control agreements, the Plan provides participating executives with severance benefits in the event that (i) a “change in control” of the Company or BHBT occurs, and (ii) within 12 months after the change in control, the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” -- referred to under the Plan as a “qualifying termination.” (All such terms are as defined in the Plan.)
If a qualifying termination occurs, the executive is eligible for severance benefits equal to a specified number of months of base salary and a specified number of months of COBRA premiums for group health coverage (to the extent the COBRA premiums exceed active employee premium rates). Mr. Maltz would be eligible for 24 months of salary and 18 months of COBRA premiums, and Mr. Dalton would be eligible for 12 months of salary and 12 months of COBRA premiums. These levels are the same as under the existing change in control agreements, except that Mr. Maltz previously was eligible for only 12 months of COBRA premiums. As under the change in control agreements, severance payments are made in a lump sum and conditioned on the executive providing the Company with a release of claims and complying with applicable post-employment covenants. No tax gross-ups are provided to any participant under the Plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code. Instead, severance payments under the Plan may be reduced to the extent necessary to avoid the adverse tax consequences of Sections 280G and 4999 (if the reduction would put the executive in a better after-tax position).
The foregoing summary of the terms and conditions of the Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K and form of Participation Agreement included as Exhibit 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Bar Harbor Bankshares Executive Change in Control Severance Plan

10.2	Bar Harbor Bankshares Executive Change in Control Severance Plan Participation Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES

Date: November 20, 2018	By: /s/ Curtis C. Simard
Curtis C. Simard
President and Chief Executive Officer